Exhibit 99.1

A leading provider of post-acute services © 2017 by Genesis Healthcare, Inc. All Rights Reserved. March, 2017

Safe Harbor Statement Certain statements in this presentation regarding the expected benefits of future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals, strategies or prospects contained in this presentation constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including changes in the Company’s reimbursement rates; healthcare reform legislation; the impact of government investigations and legal actions against the Company’s centers and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. References made in this presentation to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. 2

Agenda   GenesisOverview Long-TermValue Creation Opportunities Financial Summary 

Genesis

Genesis Overview

Genesis HealthCare is now one of the largest providers of post-acute care services in the nation.

Publicly Traded
Ticker: GEN

~**80,000**
dedicated teammates

60,000+
beds

Average Occupancy
88.1% over the last 3 years

**As of January 1, 2017 – Excludes states of KS, MO, IA, NE and MT which the company plans to exit entirely over the next 6 months*

Competitive Strengths

- Approx. 500 facilities across 29 states*
- More than 200 clinical specialty units.
- More than 375 Genesis physicians and nurse practitioners.
- Strong referral network with hospitals.
- Genesis also supplies contract rehabilitation services to approx. 1,700 locations across 45 states.

Operating WithGeographic Scaleand Scope sales/marketing strategies  Geographic density = operating efficiencies, strong hospital relations and coordinated  Geographic diversity reduces regulatory risk  Approx. 500 SNF and ALF facilities across 29 states*  Top 5 states by beds: licensed PA: 10.6%  NJ: 11.5%  MD: 7.6%  CA: 7.0%  MA: 7.7%  *As of January 1, 2017 – Excludes states of KS, MO, IA, NE and MT which the company plans to exit entirely over the next 6 months 5

Differentiation Through Sub-Acute Focus

Strategic investments in sub-acute specialty units help differentiate Genesis

PowerBack

100% ShortStay. Aggressive, highly personalized - designed to get patients home sooner

Transitional Care Units (TCU)

A rapid recover option for patients requiring post-acute rehab and medical services due to illness, surgery or injury

Memory Support (Alzheimer's)

Offers a safe, secure, home-like environment with consistent staff to promote relationships and stable family atmosphere

Ventilator Unit

Designed for patients who need short-term or continuous ventilator care or rehab

Dialysis

On-site for patients requiring treatment for end-stage renal disease along with skilled care

Clinical Specialty Unit Breakdown by Type


14
9
11
67
112
PowerBack
TCU
Memory Support
Vent
Dialysis

Total Specialty Units: 213

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Genesis PhysicianServices Overview Full and Part-Time Provider Growth  Group practice specializing in sub-acute, skilled nursing & long-term care Dedicated Medical Directors & full-/ part-time Attending Physicians, NPs and PAs Clinical care partners for the entire Genesis care team 70% of facility admissions are seen by GPS providers (where a GPS presence exists) 525,000 patient visits annually Genesis HealthCare ACO selected to participate in MSSP Targeting close to 500 contracted physicians to join GPS and ACO as part of expansion strategy Named Dr. Richard Feifer Chief Medical Officer of GPS in April 2016 425 450 422  381 400 359 350 310 179  194 300 172 162 250  250 150 210 200 175 122    115 150 101 246 228 209 197 100 160 128 95 50  74 0 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17  NPs Physicians 7

Agenda   Genesis Overview Long-Term Value Creation Opportunities Financial Summary 

U.S. SNF Capacity 9

ProjectedGrowth in U.S. SNF Census, by Age Cohort 2400 2100 1800 1600 1400 1200 900 700 400 100 10 Source: CMS Nursing Home Data Compendium (2015 Edition) for percentage of SNF residents by age cohort and US Census Bureau data for population growth by age cohort. Number of SNF Residents (000's) 2500 2300 2200 2000 1900 1700 1500 1300 1100 1000 800 600 500 300 200 20152020202520302035 <6565-7475-8485+ 142%O ccupancy Maximum current SNF capacity 122% 85+ 1068 105% 85+ 819 91% 85+ 671 82% 85+ 603 85+ 565 75-84 749 75-84 661 75-84 548 75-84 427 75-84 358 65-74 311 65-74 320 65-74 302 65-74 269 65-74 224 <65 <65 <65 <65 <65

Changing Models of Genesis is well-positioned to Care Shaping theIndustry capitalize on value-based movement  Bundled Payment for Care Improvement (“BPCI”) Medicare Shared Savings Program (“MSSP”) Existing Program Growth Opportunities Low Risk/Low Accountability to for High Risk/High Accountability Quality    Members, Savings, Track  Long-term trends towards cost efficiency and pay for quality may concentrate higher market share with fewer operators who demonstrate geographic scale and high quality outcomes, such as Genesis 11 Value-Based Care Models Shifting Payment Practices

Unlocking theValue ofGenesis’ AncillaryBusinesses In addition to favorable U.S. demographic supply / demand dynamics and Genesis’ leading edge in the value-based transformation, Genesis is positioned for value three undervalued ancillary businesses: creation in its  Genesis Physician Services/ Genesis ACO  Genesis Rehab Services  GRS China 12

Genesis

Genesis Physician Services (GPS) ACO

- Jan 1, 2016, GPS entered the **M**edicare **S**hared **S**avings **P**rogram via its Genesis HealthCare ACO
- GPS is the only captive SNFist Company in the industry and the only post-acute care sponsored ACO in the U.S.
  - Manages over $800m of annual Medicare spend
  - Relates to over 15,000 Medicare beneficiaries
- The ACO is accountable for improved quality outcomes as well as healthcare delivery and efficiency; focuses solely on LTC residents
- Under MSSP, if the ACO produces actual Medicare spend BELOW the target $ benchmark targets by at least 3%, the ACO shares in up to 50% for providers reporting (year 1) and achievement (years 2+) of quality metrics

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Genesis Rehab Services Value-Based Initiatives • New business line – Vitality to You • Extends GRS’ therapy services into the community; patient receives rehabilitation in the home Designed to allow SNF’s to reduce average lengths of stay Vitality to You now provides 1,980 units of service per day, growing 84% in 2016. • • GRS - Growth Opportunities • Highly fragmented / non-capital intensive industry offers attractive growth opportunities Genesis / Formation Capital acquisition / development strategy Potential to “value unlock” the GRS segment, currently undervalued inside Genesis • • 14

GRSChina • Genesis is the first provider to offer and develop a post-acute continuum in China. China has limited post-acute care options for patients requiring rehabilitation after their hospital stay. Genesis is making significant headway in China with 13 current locations: • • • Hospital locations: • Bang Er joint venture – 6 hospitals are now open; 3 more expected • Guangzhou, 400 bed opened December 2016 • 4 Vitality Centers, a wellness center, in Phoenix City, Zengcheng, Hong Kong and Shanghai • Qinhuangdao Spring of Power Center, a 174 bed inpatient rehabilitation facility • Started rehab services in 800 bed nursing home, December 2016 • GRS Academy (opened 2014) with over 200 courses, started full online learning management platform in September and graduated 445 students who took the NBME exam 15

Agenda   GenesisOverview Long-Term Value Creation Opportunities Financial Summary 

Occupancy Trends – Genesis & Competitors Chart Title 88.0% 86.0% 85.1% 84.0% 82.0% 80.0% 78.6% 77.3% 78.1% 78.0% 78.0% % 77.1% 76.0% 76.3% 75.5% % 74.0% 72.0% 2Q15 3Q15 4Q15 Genesis 1Q16 Kindred 2Q16 Ensign 3Q16 4Q16 ** Source: 10Q and 10K SEC Filings Genesis and Ensign = Operating Occupancy Kindred = type of Occupancy not defined 17 86.8% 86.0%86.1%86.1%85.6%85.5% 79.6% 77.9%77.0%76.7%77.5%77.9 74.6

Genesis

2017 Earnings Guidance

$ in millions

GAAP Performance Measures and Key Data:	2017 Guidance Low	Mid	High
Revenue	$ 5,400.0	$ 5,500.0	$ 5,600.0
Rent expense	$ 133.0	$ 135.0	$ 137.0
Net loss attributed to GHC, Inc.	$ (85.0)	$ (79.0)	$ (74.0)
Non-GAAP Performance Measures and Key Data:			
EBITDA	$ 503.0	$ 519.0	$ 535.0
Adjusted EBITDA	$ 542.0	$ 558.0	$ 573.0
Additional rent not included in GAAP rent*	$ 354.0	$ 354.0	$ 354.0
Non-GAAP Valuation Measures:			
Adjusted EBITDAR	$ 675.0	$ 692.0	$ 710.0

*- includes approximately $12 million of rent that will lapse between 2020 and 2021

The Company's 2017 earnings guidance assumptions:

- 2017 planned SNF Divestitures (previously announced) - majority occurring in the first six months of 2017;
- Full year reduced Medicaid funding in Texas negatively impacting year-over-year EBITDA by $13.0 million;
- No weighted average Medicaid rate growth in all other states outside Texas;
- $10 million of net favorable gain share recognized from the MSSP. Based off internal observations of utilization and cost data, and will not be reconciled by CMS until July 2017; and
- $50 million of overhead and net operating cost reductions.

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2017Strategic Focus Areas • • • Continue to develop and execute on Aggressively manage cost value-based initiatives Continue portfolio management with focus on core markets Further strengthen capital Continue to develop value ancillary businesses structure / reduce fixed charges creation opportunities in • • 19

Appendix

Appendix Adjustments to EBITDAR and EBITDA • Loss on extinguishment of debt. We recognize losses on the extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees. We exclude the effect of losses or gains recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the value or underlying performance of our operating businesses. Other income (loss). We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets. We exclude the effect of such gains and losses because we believe they do not accurately reflect the value or underlying performance of our operating businesses. Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs. We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the value or underlying performance of our operating businesses. Severance and restructuring. We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment. We believe these costs do not reflect the value or underlying performance of our operating businesses. We do not exclude severance costs that are not associated with such restructuring activities. Long-lived asset impairment charges. We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the value or ongoing operating performance of our operating businesses. Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is excluded from EBITDA. Losses of newly acquired, constructed or divested businesses. The acquisition and construction of new businesses is an element of our growth strategy. Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition. Newly constructed or developed businesses also generate losses while in their start-up phase. We view these losses as both temporary and an expected component of our long-term investment in the new venture. We adjust these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better analyze the value or performance of our mature ongoing business. The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA. The operating performance of new businesses is no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning in the period in which a new business generates positive Adjusted EBITDA and all periods thereafter. The divestiture of underperforming or non-strategic facilities is also an element of our business strategy. We eliminate the results of divested facilities beginning in the quarter in which they become divested. We view the losses associated with the wind-down of such divested facilities as not indicative of the value or performance of our ongoing operating business. Stock-based compensation. We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the value or underlying operating performance of our operating businesses. • • • • • • 21

Appendix Other Items. From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses. In the current reporting period, we incurred the following expenses that we believe are non-recurring in nature and do not reflect the value or ongoing operating performance of the Company or our operating businesses. (1) Skilled Healthcare and other loss contingency expense – We exclude the estimated settlement cost and any adjustments thereto regarding the four legal matters inherited by Genesis in the Skilled and Sun Transactions and disclosed in the commitments and contingencies footnote to our consolidated financial statements describing our material legal proceedings. In the year ended December 31, 2016, we increased our estimated loss contingency expense by $15.2 million, respectively, related to these matters. In the year ended December 31, 2015, we recorded $31.5 million, related to these matters. We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. We do not exclude the estimated settlement costs associated with all other legal and regulatory matters arising in the normal course of business. Also, we do not believe the excluded costs reflect the value or underlying performance of our operating businesses. (2) Regulatory defense and related costs – We exclude the costs of investigating and defending the matters associated with the Skilled Healthcare and other loss contingency expense as noted in footnote (1). We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect the value or underlying performance of our business. (3) Other non-recurring costs – In the twelve months ended December 31, 2016, we excluded $0.8 million of costs incurred in connection with a settlement of disputed costs related to previously reported periods and a regulatory audit associated with acquired businesses and related to pre-acquisition periods. In the twelve months ended December 31, 2015, we incurred a self-insured program adjustment of $10.5 million for the actuarially developed GLPL and workers’ compensation claims related to policy periods 2014 and prior. We do not believe the excluded costs are recurring or reflect the value or underlying performance of our business. • Adjustments to EBITDA Conversion to cash basis operating leases. Our leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under U.S. GAAP. We view the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical. Virtually all of our leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options. Accordingly, in connection with our evaluation of the financial performance of our business, we reclassify all of our leases to operating lease treatment and reflect lease expense on a cash basis. This approach allows us to better understand the relationship in each reporting period of our operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to our landlords in that reporting period, regardless of the lease accounting treatment. This presentation and approach is also consistent with the financial reporting and covenant compliance requirements contained in all of our major lease and loan agreements. Rent related to newly acquired, constructed or divested businesses. Consistent with our treatment of excluding the EBITDAR of newly acquired, constructed or divested businesses, we exclude the rent expense associated with such businesses. While such businesses are in their start-up or wind-down phase, we do not believe including such lease expense reflects the ongoing operating performance of our operating businesses. 22

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